Exhibit 99.1

Berkshire Hills Reports First Quarter Earnings; Dividend Declared

PITTSFIELD, MASS., April 24, 2017. Berkshire Hills Bancorp, Inc. (NYSE: BHLB) reported first quarter 2017 earnings of $15.5 million, or 44 cents per share. Core earnings totaled $19.4 million, or $0.55 per share. Net income increased by 50% over the prior quarter and core earnings increased by 8% including the first full quarter benefit of the acquired First Choice operations. Non-core after-tax merger charges totaled $0.12 per share for the quarter.

FIRST QUARTER FINANCIAL HIGHLIGHTS (comparisons are to prior quarter unless otherwise stated):

•	34% increase in total net revenue
•	46% increase in fee income
•	15% annualized commercial loan growth
•	6% annualized total loan growth
•	2% annualized deposit growth
•	3.33% net interest margin, increased from 3.21% in the prior quarter
•	0.27% non-performing assets/assets
•	0.20% net loan charge-offs/average loans

CEO Michael Daly stated, “Berkshire is off to a strong start for the year, having delivered double-digit commercial loan growth, an expanded NIM, and a successful systems integration of First Choice on time and on plan. The First Choice operations drove our revenue gains while organic business development contributed to balance sheet growth. We opened our first Boston branch which will support our growing commercial business in Greater Boston. During the quarter we completed the consolidation of three branches and identified a fourth branch, along with other leasehold reductions, for further consolidation. We remain focused on delivering on the disciplined expansion of our business model. Across our regions, our teams have solid momentum for business growth and profitability improvement in 2017.”

DIVIDEND DECLARED

The Board of Directors voted to declare a cash dividend of $0.21 per share to shareholders of record at the close of business on May 11, 2017, payable on May 25, 2017. The dividend equates to a 2.4% annualized yield based on the $35.38 average closing price of Berkshire Hills Bancorp common stock during the quarter.

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FINANCIAL CONDITION

Total assets measured $9.3 billion at March 31, 2017. The 6% annualized loan growth was concentrated in 15% annualized commercial loan growth. The largest gain was in commercial and industrial loans, which benefited from improved activity across several regions. Deposit growth was concentrated in time account growth, providing additional protection in the event of further interest rate increases, while transaction account balances decreased seasonally. Berkshire terminated its $300 million in fixed rate interest rate swaps during the quarter in conjunction with the integration of acquired First Choice Bank assets and liabilities. The Company continues to maintain a modestly asset sensitive profile for net interest income.

At quarter-end, the ratio of loans/deposits stood at 100%. The ratio of equity/assets was 11.8% and the ratio of tangible equity/assets was 7.6%. At quarter-end, book value per share increased to $30.77 and tangible book value per share increased to $18.97. Tangible equity/assets and tangible book value are non-GAAP financial measures. Delinquent and non-accruing loans decreased to 0.78% of total loans, and annualized net loan charge-offs decreased to 0.20% of average loans during the quarter.

RESULTS OF OPERATIONS

The 50% increase in GAAP earnings and 8% increase in core earnings compared to the prior quarter primarily reflected the impact of the acquired First Choice operations. Per share results included the impact of the 4.4 million shares issued as merger consideration. GAAP earnings per share increased by $0.12 to $0.44, while core earnings per share decreased by $0.01 to $0.55. The First Choice acquisition is targeted to be accretive to earnings per share after integration is completed including targeted cost saves from combined efficiencies. During the most recent quarter, the GAAP return on assets measured 0.68% and core return on assets measured 0.85%.

Core earnings is a non-GAAP financial measure excluding non-core items viewed as not related to normalized operations. The $0.11 difference between core and GAAP EPS in the first quarter included $0.12 per share in after-tax merger related charges. Other net non-core gains/losses and expense restructuring items were mostly offsetting. Non-core gains of $13 million were realized on the sale of equity securities, and were offset by a $7 million loss recorded on the termination of the interest rate swaps and $6 million in other non-core costs primarily related to restructuring charges.

Most categories of revenue and expense increased over the prior quarter due to the full period impact of the First Choice acquisition. Total revenue increased by 34% and core revenue increased by 26%. The first quarter 2017 net interest margin increased to 3.33% and measured 3.15% excluding purchased loan accretion. The comparable measures in the prior quarter were 3.21% and 3.11%, respectively. The improvement in the margin included the benefit of the December rate hike and a decrease in funding costs following the First Choice acquisition. Fee income increased to 30% of total interest and fee

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revenue from 25% in the prior quarter, including the benefit of the acquired First Choice mortgage origination operations.

First quarter non-interest expense increased by 22% over the prior quarter including the costs of newly acquired operations, while core non-interest expense increased by 27%. The efficiency ratio measured 62%, compared to 58% in the prior quarter, reflecting the lower operating margin associated with mortgage originations. Full time equivalent staff totaled 1,728 positions at quarter-end, compared to 1,731 at the start of the year.

The effective GAAP income tax rate was 30% and the core income tax rate was 31% in the most recent quarter. The Company received $0.01 per share in net earnings benefit from its investment in tax credit related projects during the quarter, compared to $0.02 in the prior quarter.

INVESTOR CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 a.m. eastern time on Tuesday, April 25, 2017 to discuss its results for the quarter and provide guidance about expected future results. Participants are encouraged to pre-register for the conference call using the following link: dpregister.com/10104927. Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the call. Participants may pre-register at any time prior to the call, and will immediately receive simple instructions via email. Participants may also reach the registration link and access the webcast by logging in through the investor section of our website at ir.berkshirebank.com. Participants may also participate at the above time by dialing 1-844-792-3726 and asking the Operator to be joined to the Berkshire Hills Bancorp (BHLB) earnings call. A telephone replay of the call will be available through Tuesday, May 2, 2017 by dialing 877-344-7529 and entering access number 10104927. The webcast will be available on Berkshire's website for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank – America's Most Exciting Bank®. Berkshire has approximately $9.3 billion in assets and 97 full-service branch offices in Massachusetts, New York, Connecticut, Vermont, Pennsylvania and New Jersey providing personal and business banking, insurance, and wealth management services. The Company also offers mortgages and specialized commercial lending services in targeted national markets. For more information, visit www.berkshirebank.com.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and

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10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. Berkshire does not undertake any obligation to update forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on page F-9 in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude items which the Company does not view as related to its normalized operations. These items include securities gains/losses, merger costs, restructuring costs, and systems conversion costs. Non-core adjustments are presented net of an adjustment for income tax expense. This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income. The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items. The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community. Charges related to merger and acquisition activity consist primarily of severance/benefit related expenses, contract termination costs, systems conversion costs, variable compensation expenses, and professional fees. These charges are related to the following business 2016 combinations: First Choice Bank, 44 Business Capital, and RNLPC. Restructuring costs generally consist of costs and losses associated with the disposition of assets and liabilities and lease terminations, including costs related to branch sales. Non-core items recorded in the first quarter of 2017 included gains realized on the sale of equity securities and costs related to the termination of the Company’s interest rate swaps. Of note, following systems upgrades, non-material revisions were made to the calculations of the net interest margin and efficiency ratio and prior period measures were revised to include these changes.

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CONTACTS

Investor Relations Contact

Allison O’Rourke; Executive Vice President, Investor Relations Officer; 413-236-3149

Media Contact

Elizabeth Mach; Senior Vice President, Marketing Officer; 413-445-8390

TABLE INDEX	CONSOLIDATED UNAUDITED FINANCIAL SCHEDULES
F-1	Selected Financial Highlights
F-2	Balance Sheets
F-3	Loan and Deposit Analysis
F-4	Statements of Income
F-5	Statements of Income (Five Quarter Trend)
F-6	Average Yields and Costs
F-7	Average Balances
F-8	Asset Quality Analysis
F-9	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

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BERKSHIRE HILLS BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED - (F-1)

	At or for the Quarters Ended (2)
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2017	2016 (3)	2016	2016 (4)	2016

PER SHARE DATA
Net earnings, diluted	$0.44	$0.32	$0.53	$0.52	$0.52
Core earnings, diluted (1)	0.55	0.56	0.57	0.54	0.54
Total book value	30.77	30.65	29.97	29.64	29.18
Tangible book value (5)	18.97	18.81	18.78	18.44	18.44
Market price at period end	36.05	36.85	27.71	26.92	26.89
Dividends	0.21	0.20	0.20	0.20	0.20

PERFORMANCE RATIOS (6)
Return on assets	0.68%	0.50%	0.82%	0.82%	0.82%
Core return on assets (1)	0.85	0.87	0.88	0.85	0.85
Return on equity	5.71	4.29	7.29	7.17	7.19
Core return on equity (1)	7.17	7.49	7.75	7.42	7.40
Core return on tangible equity (1)	12.05	12.23	12.99	12.45	12.20
Net interest margin, fully taxable equivalent (FTE) (7)(8)	3.33	3.21	3.27	3.32	3.33
Net interest margin (FTE), excluding purchased loan accretion (5)(8)	3.15	3.11	3.15	3.21	3.22
Fee income/Net interest and fee income	30.04	24.99	23.81	21.16	21.04
Efficiency ratio (5)(8)	61.94	58.42	57.32	58.11	59.27

GROWTH (Year-to-date)
Total commercial loans (annualized)	15%	18%	9%	11%	6%
Total loans (annualized)	6	14	7	10	0
Total deposits (annualized)	2	18	4	2	0
Total net revenues (compared to prior year)	39	11	13	14	26
Earnings per share (compared to prior year)	(15)	9	31	48	49
Core earnings per share (compared to prior year)(1)	2	4	6	5	8

FINANCIAL DATA (in millions)
Total assets	$9,298	$9,163	$7,931	$8,044	$7,808
Total earning assets	8,486	8,340	7,229	7,327	7,142
Total investments	1,740	1,670	1,162	1,304	1,399
Total loans	6,656	6,550	6,047	6,000	5,727
Allowance for loan losses	46	44	43	41	40
Total intangible assets	422	423	348	349	334
Total deposits	6,656	6,622	5,750	5,657	5,584
Total shareholders' equity	1,100	1,093	933	923	906
Net income	15.5	10.3	16.4	16.0	16.0
Core income (1)	19.4	18.0	17.4	16.5	16.5

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.20%	0.21%	0.20%	0.22%	0.23%
Total non-performing assets/total assets	0.27	0.24	0.26	0.26	0.28
Allowance for loan losses/total loans	0.69	0.67	0.71	0.69	0.70
Loans/deposits	100	99	105	106	103
Shareholders' equity to total assets	11.83	11.93	11.76	11.48	11.60
Tangible shareholders' equity to tangible assets (5)	7.64	7.68	7.70	7.46	7.66

(1)	Core measurements are non-GAAP financial measures that are adjusted to exclude net non-core charges primarily related to acquisitions and restructuring activities. See page F-9 for reconciliations of non-GAAP financial measures.
(2)	Reconciliations of non-GAAP financial measures, including all references to core and tangible amounts, appear on page F-9.
(3)	The Company acquired First Choice Bank on December 2, 2016.
(4)	The Company acquired certain assets and operations related to 44 Business Capital on April 29, 2016.
(5)	Non-GAAP financial measure. See page F-9 for reconciliations of non-GAAP financial measures.
(6)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(7)	Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.
(8)	Revisions were made to the calculations of the net interest margin, efficiency ratio, and yields for the interest annualization and the fully taxable equivalent calculations. Prior period measures were revised to include these changes.

F-1

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED BALANCE SHEETS - UNAUDITED - (F-2)

	March 31,	December 31,
(in thousands)	2017	2016
Assets
Cash and due from banks	$67,580	$71,494
Short-term investments	25,763	41,581
Total cash and short-term investments	93,343	113,075

Trading security	12,966	13,229
Securities available for sale, at fair value	1,293,683	1,209,537
Securities held to maturity, at amortized cost	331,179	334,368
Federal Home Loan Bank stock and other restricted securities	76,407	71,112
Total securities	1,714,235	1,628,246

Loans held for sale, at fair value	89,741	120,673

Commercial real estate	2,673,363	2,616,438
Commercial and industrial loans	1,146,125	1,062,038
Residential mortgages	1,850,684	1,893,131
Consumer loans	985,761	978,180
Total loans	6,655,933	6,549,787
Less: Allowance for loan losses	(45,804)	(43,998)
Net loans	6,610,129	6,505,789

Premises and equipment, net	95,203	93,215
Other real estate owned	71	151
Goodwill	403,106	403,106
Other intangible assets	18,644	19,445
Cash surrender value of bank-owned life insurance	139,914	139,257
Deferred tax asset, net	42,403	41,128
Other assets	91,119	98,457
Total assets	$9,297,908	$9,162,542

Liabilities and shareholders' equity
Demand deposits	$1,194,633	$1,278,875
NOW deposits	562,743	570,583
Money market deposits	1,819,403	1,781,605
Savings deposits	660,007	657,486
Time deposits	2,419,268	2,333,543
Total deposits	6,656,054	6,622,092

Senior borrowings	1,294,721	1,224,836
Subordinated borrowings	89,206	89,161
Total borrowings	1,383,927	1,313,997

Other liabilities	158,374	133,155
Total liabilities	8,198,355	8,069,244

Total common shareholders' equity	1,099,553	1,093,298
Total liabilities and shareholders' equity	$9,297,908	$9,162,542

Net shares outstanding	35,729	35,673

F-2

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - (F-3)

LOAN ANALYSIS

			Annualized Growth %
(in millions)	March 31, 2017 Balance	December 31, 2016 Balance	Quarter ended March 31, 2017

Commercial real estate - construction	$306	$288	26%
Commercial real estate - other	2,367	2,329	7
Total commercial real estate	2,673	2,617	9
Commercial and industrial loans	1,146	1,062	32
Total commercial loans	3,819	3,679	15

Total residential mortgages	1,851	1,893	(9)

Home equity	390	394	(4)
Auto and other	596	584	8
Total consumer loans	986	978	3
Total loans	$6,656	$6,550	6%

DEPOSIT ANALYSIS

			Annualized Growth %
(in millions)	March 31, 2017 Balance	December 31, 2016 Balance	Quarter ended March 31, 2017
Demand	$1,195	$1,279	(26)%
NOW	563	571	(6)
Money market	1,819	1,782	8
Savings	660	657	2
Total non-maturity deposits	4,237	4,289	(5)

Total time deposits	2,419	2,333	15
Total deposits	$6,656	$6,622	2%

F-3

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - (F-4)

	Three Months Ended
	March 31,
(in thousands, except per share data)	2017	2016
Interest and dividend income
Loans	$68,943	$58,442
Securities and other	11,766	10,034
Total interest and dividend income	80,709	68,476
Interest expense
Deposits	9,098	7,159
Borrowings	4,725	3,620
Total interest expense	13,823	10,779
Net interest income	66,886	57,697
Non-interest income
Mortgage banking originations	12,678	821
Loan related income	4,179	3,046
Deposit related fees	6,204	6,109
Insurance commissions and fees	3,136	2,893
Wealth management fees	2,526	2,502
Total fee income	28,723	15,371
Other	93	223
Securities gains, net	12,570	36
Loss on termination of hedges	(6,629)	-
Total non-interest income	34,757	15,630
Total net revenue	101,643	73,327
Provision for loan losses	5,095	4,006
Non-interest expense
Compensation and benefits	36,119	25,714
Occupancy and equipment	9,026	6,690
Technology and communications	6,087	4,857
Marketing and promotion	1,999	673
Professional services	2,451	1,280
FDIC premiums and assessments	1,298	1,233
Other real estate owned and foreclosures	28	263
Amortization of intangible assets	801	819
Merger, restructuring and conversion expense	11,682	780
Other	4,835	4,791
Total non-interest expense	74,326	47,100

Income before income taxes	22,222	22,221
Income tax expense	6,762	6,220
Net income	$15,460	$16,001

Earnings per share:
Basic	$0.44	$0.52
Diluted	$0.44	$0.52

Weighted average shares outstanding:
Basic	35,280	30,511
Diluted	35,452	30,688

F-4

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED - (F-5)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands, except per share data)	2017	2016	2016	2016	2016
Interest and dividend income
Loans	$68,943	$62,884	$61,571	$59,703	$58,442
Securities and other	11,766	9,550	8,940	9,315	10,034
Total interest and dividend income	80,709	72,434	70,511	69,018	68,476
Interest expense
Deposits	9,098	8,556	7,790	7,378	7,159
Borrowings	4,725	4,720	4,750	4,199	3,620
Total interest expense	13,823	13,276	12,540	11,577	10,779
Net interest income	66,886	59,158	57,971	57,441	57,697
Non-interest income
Mortgage banking originations	12,678	3,537	1,862	1,335	821
Loan related income	4,179	5,648	5,102	2,898	3,046
Deposit related fees	6,204	6,285	6,278	6,291	6,109
Insurance commissions and fees	3,136	2,323	2,601	2,660	2,893
Wealth management fees	2,526	1,911	2,269	2,235	2,502
Total fee income	28,723	19,704	18,112	15,419	15,371
Other	93	(2,849)	188	(851)	223
Securities gains (losses), net	12,570	(652)	78	(13)	36
Gain on sale of business operations, net	-	522	563	-	-
Loss on termination of hedges	(6,629)	-	-	-	-
Total non-interest income	34,757	16,725	18,941	14,555	15,630
Total net revenue	101,643	75,883	76,912	71,996	73,327
Provision for loan losses	5,095	4,100	4,734	4,522	4,006
Non-interest expense
Compensation and benefits	36,119	28,103	26,119	24,664	25,714
Occupancy and equipment	9,026	7,320	6,650	6,560	6,690
Technology and communications	6,087	5,310	4,902	4,814	4,857
Marketing and promotion	1,999	1,080	671	737	673
Professional services	2,451	1,666	1,744	1,509	1,280
FDIC premiums and assessments	1,298	1,422	1,208	1,203	1,233
Other real estate owned and foreclosures	28	(11)	46	393	263
Amortization of intangible assets	801	572	749	787	819
Merger, restructuring and conversion expense	11,682	11,633	2,170	878	780
Other	4,835	3,995	4,585	4,723	4,791
Total non-interest expense	74,326	61,090	48,844	46,268	47,100

Income before income taxes	22,222	10,693	23,334	21,206	22,221
Income tax expense	6,762	362	6,953	5,249	6,220
Net income	$15,460	$10,331	$16,381	$15,957	$16,001

Earnings per share:
Basic	$0.44	$0.32	$0.53	$0.52	$0.52
Diluted	$0.44	$0.32	$0.53	$0.52	$0.52

Weighted average shares outstanding:
Basic	35,280	32,185	30,621	30,605	30,511
Diluted	35,452	32,381	30,811	30,765	30,688

F-5

BERKSHIRE HILLS BANCORP, INC.
AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED - (F-6)

	Quarters Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2017	2016	2016	2016	2016

Earning assets (1)
Loans:
Commercial real estate	4.58%	4.17%	4.25%	4.42%	4.14%
Commercial and industrial loans	4.86	4.88	5.06	4.85	4.96
Residential mortgages	3.55	3.57	3.62	3.61	3.84
Consumer loans	3.62	3.44	3.40	3.39	3.43
Total loans	4.24	4.03	4.08	4.11	4.10
Securities	3.38	3.58	3.47	3.45	3.42
Short-term investments and loans held for sale	2.71	2.13	1.68	1.29	0.91
Total earning assets	4.00	3.91	3.95	3.97	3.94

Funding liabilities (1)
Deposits:
NOW	0.22	0.16	0.12	0.13	0.13
Money market	0.52	0.48	0.46	0.47	0.49
Savings	0.13	0.12	0.12	0.11	0.13
Time	1.08	1.14	1.10	1.06	0.99
Total interest-bearing deposits	0.69	0.69	0.67	0.65	0.63
Borrowings	1.38	1.63	1.52	1.37	1.18
Total interest-bearing liabilities	0.83	0.87	0.85	0.80	0.75

Net interest spread	3.17	3.04	3.10	3.17	3.19
Net interest margin	3.33	3.21	3.27	3.32	3.33

Cost of funds (2)	0.70	0.73	0.72	0.68	0.63
Cost of deposits (3)	0.56	0.56	0.54	0.53	0.51

(1)	Revisions were made to the calculations of the net interest margin, efficiency ratio, and yields for the interest annualization and the fully taxable equivalent calculations. Prior period measures were revised to include these changes.
(2)	Cost of funds includes all deposits and borrowings.
(3)	The average cost of deposits includes the deposits held for sale.

F-6

BERKSHIRE HILLS BANCORP, INC.
AVERAGE BALANCES - UNAUDITED - (F-7)

	Quarters Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands)	2017	2016	2016 (2)(4)	2016 (2)(4)	2016 (2)(4)
Assets
Loans
Commercial real estate	$2,631,281	$2,442,515	$2,260,482	$2,173,539	$2,079,001
Commercial and industrial loans	1,072,716	998,543	1,009,581	1,047,866	1,027,257
Residential mortgages	1,886,734	1,833,530	1,839,364	1,759,193	1,798,034
Consumer loans	978,683	936,957	900,432	844,759	807,888
Total loans (1)	6,569,414	6,211,545	6,009,859	5,825,357	5,712,180
Securities (3)	1,625,769	1,255,207	1,197,760	1,247,357	1,342,590
Short-term investments and loans held for sale	137,619	83,057	40,259	41,449	56,042
Total earning assets	8,332,802	7,549,809	7,247,878	7,114,163	7,110,812
Goodwill and other intangible assets	422,331	362,641	349,059	344,832	333,948
Other assets	388,852	363,248	360,182	349,816	346,327
Total assets	$9,143,985	$8,275,698	$7,957,119	$7,808,811	$7,791,087

Liabilities and shareholders' equity
Deposits
NOW	$574,799	$499,852	$474,650	$492,901	$484,334
Money market	1,804,738	1,612,160	1,448,108	1,403,629	1,417,068
Savings	648,839	620,092	608,365	612,261	602,414
Time	2,351,183	2,171,325	2,095,269	2,047,020	2,063,712
Total interest-bearing deposits	5,379,559	4,903,429	4,626,392	4,555,811	4,567,528
Borrowings	1,374,620	1,144,846	1,235,065	1,223,629	1,222,288
Total interest-bearing liabilities	6,754,179	6,048,275	5,861,457	5,779,440	5,789,816
Non-interest-bearing demand deposits	1,178,790	1,178,308	1,084,786	1,032,951	1,026,447
Other liabilities	128,573	85,951	111,743	105,948	84,042
Total liabilities	8,061,542	7,312,534	7,057,986	6,918,339	6,900,305

Total shareholders' equity	1,082,443	963,164	899,133	890,472	890,782
Total liabilities and shareholders' equity	$9,143,985	$8,275,698	$7,957,119	$7,808,811	$7,791,087

Supplementary data
Total non-maturity deposits	$4,207,166	$3,910,412	$3,615,909	$3,541,742	$3,530,263
Total deposits	6,558,349	6,081,737	5,711,178	5,588,762	5,593,975
Fully taxable equivalent income adjustment	2,511	2,228	2,004	1,972	1,894
Purchased loan accretion	3,687	1,886	2,214	1,981	2,069
Total average tangible equity (5)	660,112	600,523	550,074	545,640	556,834

(1)	Total loans include non-accruing loans.
(2)	The average balances of loans include loans associated with branch sales, which are presented under loans held for sale on the consolidated balance sheet.
(3)	Average balances for securities available-for-sale are based on amortized cost.
(4)	The average balances of deposits include the deposits held for sale presented under other liabilities on the consolidated balance sheet.
(5)	See page F-9.

F-7

BERKSHIRE HILLS BANCORP, INC.
ASSET QUALITY ANALYSIS - UNAUDITED - (F-8)

	At or for the Quarters Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands)	2017	2016	2016	2016	2016
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$7,718	$5,883	$6,295	$4,808	$5,001
Commercial and industrial loans	8,327	7,523	6,714	7,590	7,480
Residential mortgages	3,971	3,795	4,374	4,882	4,732
Consumer loans	5,109	4,833	3,281	3,376	3,588
Total non-accruing loans	25,125	22,034	20,664	20,656	20,801
Other real estate owned	71	151	80	595	1,440
Total non-performing assets	$25,196	$22,185	$20,744	$21,251	$22,241

Total non-accruing loans/total loans	0.38%	0.34%	0.34%	0.34%	0.36%
Total non-performing assets/total assets	0.27%	0.24%	0.26%	0.26%	0.28%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$43,998	$43,105	$41,397	$40,055	$39,308
Charged-off loans	(3,623)	(3,488)	(3,441)	(3,393)	(3,704)
Recoveries on charged-off loans	334	281	415	213	445
Net loans charged-off	(3,289)	(3,207)	(3,026)	(3,180)	(3,259)
Provision for loan losses	5,095	4,100	4,734	4,522	4,006
Balance at end of period	$45,804	$43,998	$43,105	$41,397	$40,055

Allowance for loan losses/total loans	0.69%	0.67%	0.71%	0.69%	0.70%
Allowance for loan losses/non-accruing loans	182%	200%	209%	200%	193%

NET LOAN CHARGE-OFFS
Commercial real estate	$(633)	$(676)	$(547)	$(534)	$(1,043)
Commercial and industrial loans	(1,634)	(1,148)	(1,610)	(1,720)	(847)
Residential mortgages	(324)	(768)	(452)	(568)	(774)
Home equity	(95)	(47)	(65)	(164)	(221)
Auto and other consumer	(603)	(568)	(352)	(194)	(374)
Total, net	$(3,289)	$(3,207)	$(3,026)	$(3,180)	$(3,259)

Net charge-offs (QTD annualized)/average loans	0.20%	0.21%	0.20%	0.22%	0.23%
Net charge-offs (YTD annualized)/average loans	0.20%	0.21%	0.22%	0.22%	0.23%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.24%	0.35%	0.25%	0.25%	0.26%
90+ Days delinquent and still accruing	0.16%	0.15%	0.09%	0.08%	0.07%
Total accruing delinquent loans	0.40%	0.50%	0.34%	0.33%	0.33%
Non-accruing loans	0.38%	0.34%	0.34%	0.34%	0.36%
Total delinquent and non-accruing loans	0.78%	0.84%	0.68%	0.67%	0.69%

F-8

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED - (F-9)

		At or for the Quarters Ended
		March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands)		2017	2016	2016	2016	2016
Net income		$15,460	$10,331	$16,381	$15,957	$16,001
Adj: Net securities (gains) losses		(12,570)	652	(78)	13	(36)
Adj. Loss on termination of hedges		6,629	-	-	-	-
Adj: Net (gains) on sale of business operations		-	(522)	(563)	-	-
Adj: Merger and acquisition expense		5,947	10,820	1,453	701	527
Adj: Restructuring expense and other expense		5,735	1,113	717	177	253
Adj: Income taxes		(1,801)	(4,373)	(492)	(334)	(256)
Total core income	(A)	$19,400	$18,021	$17,418	$16,514	$16,489

Total revenue		$101,643	$75,883	$76,912	$71,996	$73,327
Adj: Net securities (gains) losses		(12,570)	652	(78)	13	(36)
Adj: Net (gains) on sale of business operations		-	(522)	(563)	-	-
Adj. Loss on termination of hedges		6,629	-	-	-	-
Total core revenue	(B)	$95,702	$76,013	$76,271	$72,009	$73,291

Total non-interest expense		$74,326	$61,090	$48,844	$46,268	$47,100
Less: Total non-core expense (see above)		(11,682)	(11,933)	(2,170)	(878)	(780)
Core non-interest expense	(C)	$62,644	$49,157	$46,674	$45,390	$46,320

(in millions, except per share data)
Total average assets	(D)	$9,144	$8,276	$7,957	$7,809	$7,791
Total average shareholders' equity	(E)	1,082	963	899	890	891
Total average tangible shareholders' equity	(F)	660	601	550	546	557
Total tangible shareholders' equity, period-end (1)	(G)	678	671	584	574	572
Total tangible assets, period-end (1)	(H)	8,876	8,740	7,583	7,695	7,474

Total common shares outstanding, period-end (thousands)	(I)	35,729	35,673	31,122	31,156	31,039
Average diluted shares outstanding (thousands)	(J)	35,452	32,381	30,811	30,765	30,688

Core earnings per share, diluted	(A/J)	$0.55	$0.56	$0.57	$0.54	$0.54
Tangible book value per share, period-end	(G/I)	18.97	18.81	18.78	18.44	18.44
Total tangible shareholders' equity/total tangible assets	(G)/(H)	7.64	7.68	7.70	7.46	7.66

Performance ratios (2)
GAAP return on assets		0.68%	0.50%	0.82%	0.82%	0.82%
Core return on assets	(A/D)	0.85	0.87	0.88	0.85	0.85
GAAP return on equity		5.71	4.29	7.29	7.17	7.19
Core return on equity	(A/E)	7.17	7.49	7.75	7.42	7.40
Core return on tangible equity (3)	(A/F)	12.05	12.23	12.99	12.45	12.20
Efficiency ratio (4)(5)(6) (C-M)/(B+K+N)		61.94	58.42	57.32	58.11	59.27
Net interest margin(6)		3.33	3.21	3.27	3.32	3.33

Supplementary data (in thousands)
Tax benefit on tax-credit investments (7)	(K)	$1,624	$4,918	$1,852	$2,777	$1,588
Non-interest income charge on tax-credit investments (8)	(L)	(1,329)	(4,428)	(1,525)	(1,938)	(1,101)
Net income on tax-credit investments	(K+L)	295	490	327	839	487

Intangible amortization	(M)	$801	$572	$749	$787	$819
Fully taxable equivalent income adjustment (6)	(N)	2,511	2,228	2,004	1,972	1,894

(1)	Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(2)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.

(3)	Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.

(4)	Non-GAAP financial measure.
(5)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(6)	Revisions were made to the calculations of the net interest margin, efficiency ratio, and yields for the interest annualization and the fully taxable equivalent calculations. Prior period measures were revised to include these changes.

(7)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation, low-income housing, new market projects, and renewable energy projects.

(8)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

F-9